INVESTOR PRESENTATION NASDAQ: GNTY 4th QUARTER 2022

SAFE HARBOR STATEMENT ABOUT GUARANTY BANCSHARES, INC. Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. Guaranty Bank & Trust has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of December 31, 2022, Guaranty Bancshares, Inc. had total assets of $3.35 billion, total loans of $2.38 billion and total deposits of $2.68 billion. Visit www.gnty.com for more information. NO OFFER OR SOLICITATION This communication does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. NON-GAAP FINANCIAL MEASURES Guaranty reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty’s reported results prepared in accordance with GAAP. Please see “Reconciliation of Non-GAAP Measures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure.

SAFE HARBOR STATEMENT This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results may also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the operation of financial markets; global supply chain disruptions; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

QUARTERLY HIGHLIGHTS Ty Abston CEO and Chairman of the Board Cappy Payne SR EVP and Company CFO Shalene Jacobson EVP and Bank CFO

Q4 2022 – QUARTERLY HIGHLIGHTS STRONG NET & CORE EARNINGS, NIM SOLID BALANCE SHEET NON-INTEREST INCOME AND EXPENSE Total assets were $3.35 billion at Dec 31, 2022, compared to $3.09 billion at Dec 31, 2021 Total gross loans were $2.38 billion at Dec 31, 2022, compared to $1.91 billion at Dec 31, 2021 Gross loans, excluding PPP and warehouse loans, increased by $112.4 million (5.0%) during the quarter Total deposits were $2.68 billion at Dec 31, 2022 compared to $2.67 billion at Dec 31, 2021 Total equity was $295.6 million at Dec 31, 2022 compared to $302.2 million at Dec 31, 2021, with the decrease primarily due to lower fair market value of AFS securities within AOCI and repurchase of stock Repurchased no GNTY shares in 4Q22 but 250,625 shares at a weighted average price/share of $35.26 in 2022 Paid cash dividends of $0.22/share each quarter in 2022, compared to $0.20 in each quarter in 2021 Non-interest income decreased by $681,000, or 11.7%, from prior quarter, due to a gain on sale of an airplane asset of $894,000 in 3Q22 that was not present in the current quarter, and was offset by a $172,000 gain on sale of securities and a $66,000 increase in trust department income. Non-interest expense increased $660,000, or 3.3%, from 3Q22, resulting primarily from annual employee salary increases in Oct 2022, as well as increases in professional, advertising and software expenses. This increase was offset by a $487,000 write-down of an SBA receivable, included in other non-interest expense in 3Q22. Efficiency ratio of 62.42% for 4Q22 Net earnings of $8.0 million, ROAA of 0.95% and ROAE of 10.88% in 4Q22 Net core earnings* of $12.6 million, core ROAA* of 1.49% and core ROAE* of 17.07% in 4Q22 Net earnings per basic share of $0.67, net core earnings per basic share* of $1.05 in 4Q22 Net interest margin (FTE), ex-PPP*, was 3.57% in 4Q22, compared to 3.59% in 3Q22 Loan yield, ex-PPP*, was 5.20% in 4Q22, compared to 4.96% in 3Q22 Cost of total deposits was 0.64% in 4Q22, compared to 0.35% in 3Q22 *Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

ACL Provision for credit losses of $2.8 million in 4Q22, compared to $600,000 in 3Q22, no provision in 2Q22 and a reverse provision for credit losses of $1.25 million during 1Q22 Fully unwound COVID-specific qualitative factors in 1Q22 and adjusted economic Q-factors in 4Q22 to reflect a forecasted recession in 2023 Allowance for credit losses (ACL) coverage is 1.34% at Dec 31, 2022, compared to 1.29% of total loans at Sept 30, 2022, and to 1.59% at Dec 31, 2021 LOAN PORTFOLIO & CREDIT QUALITY Loan growth continued to be strong in 4Q22 Weighted average yield on new loan originations in 4Q22 was 6.53%, compared to 5.65% in 3Q22 $256.0 million of our loan portfolio is fully floating and $1.3 billion are adjustable rate term loans. Of the $1.3 billion in adjustable rate term loans, approximately $213.0 million will contractually reprice during 2023. Non-performing assets to total assets were 0.32% in 4Q22, compared to 0.28% in 3Q22. Non-performing loans include four loans to two related borrowers that were acquired from Westbound Bank, have an outstanding balance of $6.7 million and are 75% SBA guaranteed. One additional loan with an outstanding balance of $1.4 million was also downgraded to non-accrual during 4Q22 but is expected to pay off in early 2023. Minimal, if any, losses are expected on these five loans. Net charge-offs were $61,000 in 4Q22, compared to $362,000 in 3Q22 Net charge-offs to average loans was 0.01% in 4Q22, compared to 0.07% in 3Q22 *Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation. Q4 2022 – QUARTERLY HIGHLIGHTS

2023 OUTLOOK & ASSET / LIABILITY MANAGEMENT Minimal total asset growth Low single digit loan growth Flat or slightly lower deposit balances. We expect to continue to have a solid core deposit base NIM will likely plateau in 2Q23 as deposit rates catch up with loan rates. Assuming additional Fed rate hikes in 1Q23 Budgeted expenses in 2023 will be near 2.50% of total assets Very manageable AOCI exposure. As of Dec 31, 2022, AFS securities represent 27.1%, or $188.9 million of the total portfolio of $697.9 million. Current unrealized loss on AFS securities is $15.2 million, net of tax. +50bps and +100bps will result in approximately $3.4 million and $6.9 million, respectively, of additional decline in fair value of AFS securities, net of tax. Adjusted ACL in 4Q22 for forecasted recession and deteriorating economy. Do not anticipate further adjustments for economic q-factors during 2023 at this time. The Bank has historically experienced very low net charge-offs in prior economic downtowns Short term FHLB advances are $290.0 million as of Dec 31, 2022 and will likely remain near this figure in the foreseeable future, depending on loan and deposit activity. We anticipate cash flows from investment securities of approximately $127.6 million during 2023. Q4 2022 – 2023 OUTLOOK

Q & A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Net Core Earnings to Average Assets, as Adjusted (“Core ROAA”), and Average Equity (“Core ROAE”) Net Core Earnings and Net Core Earnings per Common Share

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Cost of Total Deposits Loan Yield, Net of PPP Effects

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Net Interest Income and Net Interest Margin, Net of PPP Effects

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Efficiency Ratio, Net of PPP Effects